                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        BEDFORD PROPERTY INVESTORS, INC.
                        --------------------------------
                (Name of Registrant as Specified in Its Charter)
                                  -------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:


        (2)    Aggregate number of securities to which transaction applies:


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):


        (4)    Proposed maximum aggregate value of transaction:


        (5)    Total fee paid:


[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)     Amount Previously Paid:


       (2)     Form, Schedule or Registration Statement No.:


       (3)     Filing Party:


       (4)     Date Filed:
               ---

Dear Stockholder:

The directors and officers join me in extending to you a cordial invitation to attend our annual meeting of stockholders. This meeting will be held on Thursday, May 17, 2001 at 1:00 p.m. at the Soda Activity Center at Saint Mary's College, 1928 St. Mary's Road, Moraga, California. There is a map to Saint Mary's College on page 21 of this proxy.

Enclosed you will find the Notice of Meeting, Proxy Statement and Proxy Card. At this Meeting we are seeking to elect five directors, all of whom will be elected by the Stockholders, voting as a single class. Stockholders will also be asked to ratify the appointment of KPMG LLP as the Company's independent public accountants for the upcoming year.

Your management and Board of Directors unanimously recommend that you vote FOR all nominees for directors and FOR the other proposal.

Please take time to review and vote on each proposal. Your vote is important. Please remember to return your Proxy Card or to vote by Internet or telephone voting.

I hope to see you at the Annual Meeting.

Very truly yours,





/s/ Peter B. Bedford
---------------------------------
Peter B. Bedford
Chairman of the Board and Chief Executive Officer

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                               LAFAYETTE, CA 94549
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 17, 2001
                              ---------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), will be held at the Soda Activity Center at Saint Mary's College, 1928 St. Mary's Road, Moraga, California, on Thursday, May 17, 2001 at 1:00 p.m. local time, to consider the following proposals:

     1. Election by the holders of Common Stock of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     2. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF STOCKHOLDERS ENTITLED TO CAST A MAJORITY OF ALL THE VOTES ENTITLED TO BE CAST AT THE MEETING SHALL CONSTITUTE A QUORUM. A PROXY CARD ACCOMPANIES THIS PROXY STATEMENT. IF YOU CANNOT ATTEND THE MEETING, PLEASE (1) COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, OR (2) CALL THE 800 TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) VOTE VIA THE INTERNET AS INDICATED ON THE PROXY CARD.


         By Order of the Board of Directors




         /s/ Dennis Klimmek
         -----------------------------------
         DENNIS KLIMMEK
         SECRETARY


April 10, 2001
Lafayette, California

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                               LAFAYETTE, CA 94549
                              ---------------------
                                 PROXY STATEMENT
                              ---------------------
                                  MAY 17, 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Common Stockholders") of the Company's issued and outstanding shares of Common Stock, par value $.02 per share (the "Common Stock"), to be exercised at the Annual Meeting of Stockholders to be held on Thursday, May 17, 2001 at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The purpose of the Annual Meeting is to consider and act upon the following proposals:

     1. Election by the holders of Common Stock of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     2. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 2001; and

     3. To transact such other business as may properly be brought before the Annual Meeting.

     This Proxy Statement and the enclosed Proxy Card are being mailed to the Common Stockholders on or about April 10, 2001.

     The holders of record of the shares of Common Stock at the close of business on March 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting in relation to proposals 1 and 2, above, on which they will vote as a class. At the close of business on the Record Date, 17,811,510 shares of Common Stock were outstanding (the "Outstanding Stock"), each of which is entitled to cast one vote.

     The presence at the Annual Meeting, in person or by proxy, of Common Stockholders holding shares entitled to cast a majority for each proposal of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. The directors (Proposal 1) will be elected by a plurality of all the votes cast at the Annual Meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of a majority of all the votes cast by holders of Common Stock is necessary for ratification of the appointment of independent public accountants for the fiscal year ending December 31, 2001 (Proposal 2). Abstentions as to this proposal will not be counted as votes cast and will have no effect on the result of the vote on this proposal.

     Under the Maryland General Corporation Law, holders of shares of Outstanding Stock will not be entitled to appraisal rights with respect to such shares with respect to any of the proposals.

     All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may also solicit proxies by mail, telephone, facsimile or in person. Additionally, the Company may retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies, at a cost of approximately $5,000 plus expenses, which would be borne by the Company.

     A proxy card for use by the Common Stockholders accompanies this proxy statement. The shares of Common Stock represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of Proposals 1 and 2. The Company does not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) by voting in person at the Annual Meeting.

PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of five members. Accordingly, the Common Stockholders, voting as a class, have the right to elect all five members to the Board of Directors to serve until the next annual meeting of Common Stockholders and until their respective successors are duly elected and qualified.

     The Board of Directors has nominated the five individuals listed below to serve as directors of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for the office of director as management may recommend in the place of such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" THE FIVE NOMINEES LISTED BELOW.


NAME                       AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS                                     DIRECTOR SINCE
------------------------------------------------------------------------------------------------------------------------------

Peter B. Bedford           63    Mr. Bedford has been Chairman of the Board since May                               1991
                                 1992 and Chief Executive Officer since November 1992.
                                 Mr. Bedford has been engaged in the commercial real estate business, primarily in the Western United States, for over 37 years and has been responsible for the acquisition, ownership, development and management of an aggregate of
                                 approximately 26 million square feet of industrial, office and retail properties, as well as land, in 14 states. Mr. Bedford serves on the board of directors of Bixby Ranch Company,
                                 a real estate investment company; eVAULT, a data storage
                                 company; and First American Title Guarantee Co., a title
                                 insurance company. Mr. Bedford is the recipient of numerous awards recognizing his contributions to the real estate
                                 industry and serves as a governor of the Urban Land
                                 Foundation and an overseer of the Hoover Institution. His
                                 previous experience also includes serving as Vice Chairman of the National Realty Committee and of the Hoover
                                 Institution and as Chairman of the Real Estate Advisory
                                 Board of the Wharton School of Business. Mr. Bedford
                                 received his B.A. in Economics from Stanford University.

Anthony Downs              70    Mr. Downs is a Senior Fellow at The Brookings Institution,                         1992
                                 a non-profit policy research organization. Mr. Downs
                                 serves on the Board of Directors of General Growth
                                 Properties, Inc., a REIT; Massachusetts Mutual Life
                                 Insurance Co.; the Urban Institute; the NAACP Legal and
                                 Educational Defense Fund, Inc.; the National Housing
                                 Partnership Foundation, a developer of low-income
                                 housing; the Urban Land Institute; Counselors of Real
                                 Estate; and Penton Media, Inc. Mr. Downs received a
                                 B.A. in International Relations and Political Theory
                                 from Carleton College and an M.A. and Ph.D. in
                                 Economics from Stanford University.


NAME                       AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS                                     DIRECTOR SINCE
------------------------------------------------------------------------------------------------------------------------------

Anthony M. Frank           69    Mr. Frank served as Postmaster General of the United                               1992
                                 States from 1988 to 1992 and as Chairman and Chief
                                 Executive Officer of First Nationwide Bank from 1971 to
                                 1988. During that time, he was Chairman of the Federal
                                 Home Loan Bank of San Francisco, Chairman of the
                                 California Housing Finance Agency, Chairman of
                                 Independent Bancorp of Arizona, and the first Chairman
                                 of the Federal Home Loan Mortgage Corporation
                                 Advisory Board. Currently he is founding Chairman of
                                 Belvedere Capital Partners and serves on the Board of
                                 Directors of Crescent Real Estate Equities, a REIT; Charles
                                 Schwab & Co., a brokerage firm; Temple-Inland, Inc.,



                                 a forest products company; and Cotelligent, Inc., an
                                 information technology services company. Mr. Frank
                                 received a B.A. from Dartmouth College and an M.B.A.
                                 from the Tuck School of Business at Dartmouth.

Thomas H. Nolan, Jr.       43    Mr. Nolan is a Principal of AEW Capital Management,                                1995
                                 L.P. (AEW), a national real estate investment adviser,
                                 and President and Senior Portfolio Manager of the AEW
                                 Partners Funds. Mr. Nolan joined AEW in 1984.
                                 Mr. Nolan's responsibilities include the oversight of
                                 investments made by certain partnerships managed by
                                 AEW. In that capacity he serves on a number of Boards
                                 of private companies and has formerly served on the
                                 Board of Directors of Crocker Trust, Inc., a REIT, and
                                 the Partnership Committee of the Taubman Realty Group
                                 L.P. Mr. Nolan earned a B.B.A. in Business
                                 Administration from the University of Massachusetts.

Martin I. Zankel, Esq.     67    Mr. Zankel has been a Director of the Company since                                1992
                                 May 1992. He is Senior Principal in the law firm of
                                 Bartko, Zankel, Tarrant & Miller. In addition, Mr. Zankel
                                 has more than 35 years experience as a real estate investor and developer, including Chairman of the Board and
                                 Chief Executive Officer of Landsing Pacific Fund, Inc.,
                                 a REIT (ASE); and Managing Member of ZORO, LLC,
                                 a developer of San Francisco multimedia real estate facilities.
                                 Mr. Zankel is the Chairman of the Board of trustees of the
                                 Berkeley Repertory Theater. He received a B.S. in
                                 Economics from the Wharton School of Commerce and
                                 Finance at the University of Pennsylvania and a J.D. from
                                 the Hastings College of the Law at the University of
                                 California in San Francisco.


     COMPENSATION OF DIRECTORS
     Members of the Board of Directors who are not employees of the Company are currently paid an annual retainer fee of $17,500 and an additional fee of $2,500 for each Board meeting attended. The Chairpersons of the Audit and Compensation Committees each receive an additional $3,000 annually for their work on those committees. Any non-employee Director attending in person a duly constituted meeting of a committee of the Board of Directors of which such Director is a member receives, in addition to any other fees to which he may be entitled, a separate meeting attendance fee equal to $2,500 for his or her attendance in person at any such committee meeting not held on the same day, the day preceding or the day following a regular or special meeting of the Board of Directors. Any non-employee member of the Board of Directors who participates in a regular or special meeting of the Board of Directors by conference telephone or similar communications equipment receives $600 for each such meeting. Non-employee Directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings. If a non-employee member of the Board of Directors travels to conduct a site inspection of a property to be acquired by the Company, such Director is paid $1,000 per day and reimbursed for related travel expenses. Non-employee Directors receive no other cash compensation for their services on behalf of the Company. Pursuant to the Company's Amended and Restated 1992 Directors' Stock Option Plan, all Directors (whether or not employed by the Company) receive annual grants of 10,000 stock options and newly elected members receive 25,000 stock options.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four regular meetings and no special meetings during 2000. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year.

     The Company has an Audit Committee, which currently consists of Messrs. Frank (Chairman), Downs and Nolan. The Audit Committee reviews the internal financial procedures and controls of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The members of the Audit Committee also meet regularly with the independent auditors to review the scope and results of the annual audit and the Chairman participates in quarterly conference calls with the independent auditors at which time the auditors present their analysis of procedures and a review of the quarter results. The Audit Committee met twice during 2000.

     The Company also has a Compensation Committee, which currently consists of Messrs. Zankel (Chairman), Frank and Nolan. The Compensation Committee is responsible for the administration of the Amended and Restated Employee Stock Option Plan (the "Employee Plan"). The Compensation Committee met once during 2000.

     The Company also has a Nominating Committee, which currently consists of Messrs. Bedford (Chairman), Downs and Frank. The Nominating Committee is responsible for submitting nominations for the directors, elections for whom are held at the annual meeting of Stockholders. The Nominating Committee does not consider nominees proposed by Stockholders. The Nominating Committee met once during 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 2000 were Messrs. Zankel, Frank and Nolan. None of these individuals were officers or employees of the Company at any time during the year ended December 31, 2000, nor have any of these individuals ever been an officer of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the compensation committee of another entity or as a director of an entity that employs any of the members of the Compensation Committee.

     Martin I. Zankel, a director of the Company, and his associates provided legal services to the Company for which his firm was paid, in the aggregate, $5,854 in 2000.

                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


     KPMG LLP, Certified Public Accountants, served as independent accountants of the Company for the fiscal year ended December 31, 2000. The Board of Directors, acting upon the recommendation of its audit committee, has appointed KPMG LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from the Common Stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

     INFORMATION REGARDING EXECUTIVE OFFICERS
EXECUTIVE OFFICERS OF THE COMPANY

     The following persons serve as executive officers of the Company:


NAME                       AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS                                     OFFICER SINCE
-----------------------------------------------------------------------------------------------------------------------------

Peter B. Bedford           63    Mr. Bedford has been Chairman of the Board since May                               1992
                                 1992 and Chief Executive Officer since November 1992.
                                 Mr. Bedford has been engaged in the commercial real estate business, primarily in the Western United States, for over 37 years and has been responsible for the acquisition, ownership, development and management of an aggregate of
                                 approximately 26 million square feet of industrial, office and retail properties, as well as land in 14 states. Mr. Bedford serves on the board of directors of Bixby Ranch Company,
                                 a real estate investment company; eVAULT, a data storage
                                 company; and First American Title Guarantee Co., a title
                                 insurance company. Mr. Bedford is the recipient of numerous awards recognizing his contributions to the real estate
                                 industry and serves as a governor of the Urban Land
                                 Foundation and an overseer of the Hoover Institution. His
                                 previous experience also includes serving as Vice Chairman of the National Realty Committee and of the Hoover
                                 Institution and as Chairman of the Real Estate Advisory
                                 Board of the Wharton School of Business. Mr. Bedford
                                 received his B.A. in Economics from Stanford University.

James R. Moore             60    Mr. Moore has been Executive Vice President and Chief                              1995
                                 Operating Officer since January 1998 and joined the
                                 Company in September 1995. From September 1995 to June
                                 1997, Mr. Moore was Vice President of Property/Asset
                                 Management. From June 1997 to January 1998, Mr. Moore
                                 was Senior Vice President of Property/Asset Management.
                                 From 1983 to 1994, he was Managing Director of Cushman
                                 and Wakefield, an international commercial real estate
                                 services firm. Mr. Moore was also a branch manager and
                                 commercial real estate broker at Cushman and Wakefield.
                                 He served on the Board of Trustees of The Lindsay Museum
                                 between 1984 and 1999. Mr. Moore has the CCIM
                                 designation and has lectured at the University of San
                                 Francisco and San Francisco State University. He received a
                                 B.A. in History from the University of California at
                                 Berkeley, an M.B.A. from the University of San Francisco
                                 and a Doctorate in Business Administration Degree from
                                 Golden Gate University.

Hanh Kihara                52    Ms. Kihara has been Senior Vice President and Chief                                1997
                                 Financial Officer of the Company since January 1999. From
                                 May 1993 to January 1999, Ms. Kihara served as Vice
                                 President and Controller of the Company. Prior to joining the
                                 Company, she was Controller and Assistant Controller of
                                 Bedford Properties Holdings, Ltd. a company wholly-owned
                                 by Mr. Bedford (BPHL), from 1990 to 1993. From 1986 to
                                 1990, Ms. Kihara was a Manager at Armstrong, Gilmour and


NAME                       AGE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS                                     OFFICER SINCE
-----------------------------------------------------------------------------------------------------------------------------

                                 Associates, a certified public accounting firm. Ms. Kihara has been a certified public accountant since 1989.
                                 Ms. Kihara received a B.S. in Administration and
                                 Accounting from California State University of Hayward.

Dennis Klimmek             56    Mr. Klimmek has been Secretary of the Company since                                1997
                                 January 1998 and General Counsel since December 1998.



                                 From October 1997 he has been Senior Vice President of the
                                 Company and of Bedford Acquisitions, Inc., a California
                                 corporation wholly-owned by Mr. Bedford. From 1992 to
                                 1997, Mr. Klimmek served as Vice President and General
                                 Counsel of Kemper Real Estate Management Company and
                                 its affiliated real estate companies, which included real estate development, management and home building companies.
                                 From 1986 to 1992, he was Vice President and General
                                 Counsel of BPHL. Mr. Klimmek has been a member
                                 of the California Bar since 1974. He received a B.S. in
                                 Business Administration from Pepperdine University, a M.S.
                                  in Engineering from the University of Southern California
                                 and a J.D. from Loyola University.

Anne L. Hoffman            48    Ms. Hoffman has been Senior Vice President, Development                            1998
                                 of the Company and Bedford Acquisition, Inc. since March
                                 1998. Ms. Hoffman has personally managed the development
                                 of over 1.5 million square feet of suburban office, R&D,
                                 warehouse and service buildings. In the four years immediate prior to joining the Company, Ms. Hoffman was the principal of a real estate consulting practice providing a variety of services to corporate and developer clients including Catellus,
                                 The Martin Group, Chevron, Ryerson Steel, and Vintage
                                 Properties. From 1992 to 1994, Ms. Hoffman was Vice
                                 President of Sales and Marketing for HQ Network System,
                                 the franchise organization for HQ Business Centers. From
                                 1984 to 1991 Ms. Hoffman was a Partner and Project
                                 Manager for the Philadelphia based Rouse & Associates.


COMPENSATION OF NAMED EXECUTIVE OFFICERS
     The following table sets forth information regarding compensation paid by the Company for services rendered during the past three fiscal years for (i) the Chief Executive Officer, (ii) the two next most highly compensated executive officers of the Company who were employed by the Company as of December 31, 2000, and (iii) the two most highly compensated executive officers of Bedford Acquisition, Inc. who are officers of the Company but were employed by Bedford Acquisition, Inc. as of December 31, 2000 (collectively, the "Named Executive Officers").

                                                 SUMMARY COMPENSATION TABLE


                                       ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                     -----------------------      ----------------------
                                                                       RESTRICTED                        ALL OTHER
                                             SALARY        BONUS      STOCK AWARDS     OPTIONS          COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR       ($)          ($)          ($)(3)          (#)              ($)(1)
                                    ----     -------     ----------     ----------    ----------         ----------

Peter B. Bedford....................2000     175,000     200,000(2)        403,144     10,000(4)          14,583
Chief Executive Officer                                                                20,000(5)
                                    1999     175,000     150,000(2)        398,578     10,000(4)          14,190
                                    1998     154,500      50,000(2)        292,500     10,000(4)           8,190
                                                                                      100,000(5)

James R. Moore......................2000     175,000     175,000(6)        204,848     15,000(5)          14,583
Executive Vice President and1999             175,000     100,000(6)        398,578             -          14,190
Chief Operating Officer             1998     151,875     100,000(6)        121,875     75,000(5)           8,190

Hanh Kihara.........................2000     150,000        150,000        140,491     15,000(5)          14,583
Senior Vice President and           1999     150,000         65,000        290,972             -          14,190
Chief Financial Officer             1998      96,500         40,000         97,500     25,000(5)           1,590

Dennis Klimmek......................2000     175,000        175,000        172,648     15,000(5)          14,583
Senior Vice President,              1999     150,000        150,000        318,891             -          14,190
General Counsel and Secretary       1998     151,500        100,000         97,500     50,000(5)           8,190

Anne L. Hoffman(7)..................2000     150,000        150,000        102,750     15,000(5)          12,183
Senior Vice President,              1999     150,000        150,000        271,050             -          11,790
Development                         1998     120,250        150,000         97,500     25,000(5)           4,893

---------------------------------------------------------------------------------------------------------------------------


(1) Includes auto allowance (in an aggregate amount of $30,600 for 2000, $30,600 for 1999, and $23,125 for 1998), premiums paid by the Company for term life insurance (in an aggregate amount of $540 for 2000, $450 for 1999, and $428 for 1998) and matching contributions under the Company's 401(k) Plan (in an aggregate amount of $39,375 for 2000, $37,500 for 1999, and $7,500 for 1998).

(2) 50% of Mr. Bedford's 2000 bonus and 30% of his 1999 bonus were paid by Bedford Acquisitions, Inc., a California corporation wholly owned by Mr. Bedford. See "Certain Relationships and Related Transactions Funding of Acquisitions and Financing Costs."

(3) Valued using the closing price of the common stock on the date of grant. All restricted stock granted in 1998, except for the restricted stock granted to Mr. Klimmek under the terms of his prior employment agreement, will fully vest five years from the date granted. In the case of restricted stock granted to Mr. Klimmek in 1998, 20% of the restricted stock vests annually from the date granted. Restricted stock granted in 1999 and 2000 vests 13% each anniversary of the date of grant, with the remaining 48% vesting on the fifth anniversary of the grant. The aggregate restricted stock held by the Named Executive Officers as of December 31, 2000 and the aggregate cash value of those shares based on the closing price of the common stock on the date of the respective grants were as follows: Mr. Bedford 66,315 shares/$1,192,345; Mr. Moore 43,400 shares/$774,111; Ms.
     Kihara 30,994 shares/$551,504; Mr. Klimmek 31,741 shares/$563,380; and Ms.
     Hoffman 24,746 shares/$436,064. The Named Executive Officers are paid dividends on their holdings of restricted stock.

(4)  Represents stock options granted pursuant to the Director Plan.

(5)  Represents stock options granted pursuant to the Employee Plan.

(6) 50% of Mr. Moore's 2000, 1999 and 1998 bonuses were paid by Bedford Acquisitions, Inc., a California corporation wholly owned by Mr. Bedford.

(7) Ms. Hoffman commenced employment with the Company and Bedford Acquisitions, Inc., a California corporation wholly owned by Mr. Bedford, in March 1998.

OPTION GRANTS

     The following table sets forth certain information concerning options granted during 2000 to the Named Executive Officers.

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                             OPTION GRANTS IN 2000                    OF STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                          FOR OPTION TERM(3)

                               NUMBER OF      PERCENT OF
                              SECURITIES     TOTAL OPTIONS
                              UNDERLYING      GRANTED TO  EXERCISE
                            OPTIONS GRANTED  EMPLOYEES IN   PRICE     EXPIRATION           5%           10%
NAME                              (#)         FISCAL YEAR  ($/SH)        DATE              ($)          ($)

Peter B. Bedford.........      10,000 (1)         N/A       $17.94     11/18/2010        $112,808      $285,877
                               20,000 (2)         16%       $17.94      5/18/2010        $225,616      $571,755
James R. Moore...........      15,000 (2)         12%       $17.94      5/18/2010        $169,212      $428,816
Hanh Kihara.............       15,000 (2)         12%       $17.94      5/18/2010        $169,212      $428,816
Dennis Klimmek..........       15,000 (2)         12%       $17.94      5/18/2010        $169,212      $428,816
Anne Hoffman............       15,000 (2)         12%       $17.94      5/18/2010        $169,212      $428,816

---------------------------------------------------------------------------------------------------------------------------

(1) Represents stock options granted pursuant to the Director Plan, which options vest and become exercisable six months after the date of grant.

(2)  Represents stock options granted pursuant to the Employee Plan in 2000.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates for appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

AGGREGATE OPTION EXERCISES IN 2000 AND VALUES AT YEAR-END 2000

     The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 2000 and the number and aggregate dollar value of unexercised options held at the end of 2000.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF            VALUE OF UNEXERCISED
                                                             SECURITIES UNDERLYING      IN-THE-MONEY OPTIONS
                                                              UNEXERCISED OPTIONS            AT YEAR-END
                           SHARES ACQUIRED VALUES REALIZED    AT FISCAL YEAR-END               ($)(1)
NAME                       ON EXERCISE (#)       ($)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE

Peter B. Bedford................60,000         205,220        58,750        88,750       131,670       149,223
James R. Moore........          22,500          77,227        22,500        60,000        63,984        93,281
Hanh Kihara.....................12,750          51,586         5,000        32,500        14,249        63,516
Dennis Klimmek...................... -               -        15,000        55,000         6,094        66,699
Anne Hoffman........................ -               -        12,500        27,500        11,322        49,283

--------------------------------------------------------------------------------------------------------------------------

(1) For all unexercised in-the-money options, assumes a fair market value at December 31, 2000 of $20.47 per share of Common Stock (being the average of the high and low price on the last trading day before that date), which is the last transaction in the Common Stock on the New York Stock Exchange on that date.

(2) Based on the difference between the closing price of the Common Stock on the day the options were exercised less the exercise price of the options.


EMPLOYMENT AGREEMENT WITH PETER B. BEDFORD

     On February 16, 1993, the Company entered into an employment agreement ("Employment Agreement") with Mr. Bedford, Chairman and Chief Executive Officer, and amended the agreement on September 18, 1995. Pursuant to the amended Employment Agreement, Mr. Bedford agreed to serve as Chairman and Chief Executive Officer of the Company on a substantially full-time basis until the agreement's expiration on September 18, 2000. As of September 18, 2000, the agreement has been automatically renewed for an additional one-year term ending September 18, 2001, after which time the agreement will be extended for successive one year terms until either party gives the other notice of non-renewal. Under the Employment Agreement, the Company agrees to pay Mr. Bedford a salary of not less than $150,000 per annum, plus automobile and parking allowances. The amended Employment Agreement provides that the Company will pay Mr. Bedford a severance payment equal to his base salary in the event that his employment is terminated by the Company without cause or Mr. Bedford resigns following a change in control of the Company. The agreement defines a "change of control" as a transaction not approved by a majority of the Board that results in the acquisition by any person of 35% of the voting stock of the Company, other than persons who had such voting control at the time the agreement was originally entered into.

RETENTION AGREEMENTS

     The Company has entered into retention agreements ("Retention Agreements") with Mr. Bedford, Mr. Moore, Ms. Hoffman, Ms. Kihara, Mr. Silla and Mr. Klimmek providing for certain cash payments in the event of an executive's termination of employment following a change in control of the Company. For purposes of the Retention Agreements, a "change in control" is defined as (i) the acquisition by any person of 30% or more of the combined voting power of the Company (with certain exceptions), (ii) a change in 50% of the membership of the Board during any consecutive two-year period, where new members of the Board were not approved by members at the beginning of the period or by other members so approved, (iii) the occurrence of a reorganization, merger, consolidation or other transaction after which the stockholders of the Company immediately prior to the transaction do not, immediately following the transaction, own more than 50% of the combined voting power of the Company or (iv) a sale, liquidation or distribution of all or substantially all of the assets of the Company. Mr. Bedford may elect to receive termination payment under his Retention Agreement or his Employment Agreement, but not both.

     In the event of an Involuntary Termination (as defined in the Retention Agreements) of a participating executive within two years following a change in control, such executive will be entitled to receive a cash payment equal to the sum of the executive's salary plus their average bonus received over the prior three years, except in the case of Mr. Bedford, in which case the payment is three times the sum of his salary and average bonus. Any severance payable under an executive's retention agreement will be reduced by any amount of severance payable to such executive under any other plan, arrangement or agreement under which the executive is entitled to receive cash severance payments. In addition, the participating executive will be entitled to receive a pro rata bonus for the year in which the Involuntary Termination occurs.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     During 2000 the members of the Compensation Committee were Messrs. Zankel, Ballard and Frank. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and determines the compensation levels for all executive officers.

     The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by these executives that benefits the Stockholders and (iii) to align the financial interests of the Company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonus, and stock option and restricted stock awards. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option and restricted stock awards are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options or shares previously granted, and contributions toward achieving the goals and objectives of the Company. Additional information on each of these compensation elements follows.

SALARIES

     Base salaries for the executive officers are adjusted annually, following a review and recommendation to the Committee by the Chairman and Chief Executive Officer (the "CEO") of the Company. In completing the review, performance of the individual with respect to specific objectives is evaluated, as are increases in responsibility and salaries for similar positions in the industry. Comparisons are made to the total compensation packages of other publicly traded real estate investment trusts of similar size, with a comparable number of properties and employees. These comparisons are completed through a review of various public filings as well as through a review of the results of the REIT Executive Compensation Survey sponsored by the National Association of Real Estate Investment Trusts (NAREIT) and other industry compensation surveys. When all reviews are completed, the CEO makes a recommendation to the Compensation Committee for its review and final approval.

     With respect to the CEO, the Compensation Committee considers a number of factors in setting his compensation, the most important of which are the level of compensation paid to chief executive officers of other real estate investment trusts, the success of the Company's recent acquisition and development of new properties, and his importance to the Company's efforts to raise capital in the public markets. The current base salary for Mr. Bedford, the Company's CEO, is less than the average for chief executive officers of similar real estate investment trusts. However, his total compensation is deemed appropriate in view of the restricted stock and the stock options he holds.

ANNUAL BONUSES

     Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including the success of the Company's acquisition and sale programs, the amount of financings obtained by the Company, and the growth in the Company's funds from operations, after adjustment for lease commissions, tenant improvements and other capital expenditures.

STOCK OPTION AWARDS

     Stock options are an integral part of each executive officer's compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him or her with a financial interest in the Company. Options granted by the Compensation Committee under the Company's Employee Stock Option Plan are made at fair market value on the date of the grant, vest over various time periods of up to four years and expire after ten years. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted. In 2000 the Company granted 127,000 options to employees.

RESTRICTED STOCK AWARDS

     A share of restricted stock entitles a participant to receive a share of common stock at a specified vesting date, subject to vesting criteria, and, in the discretion of the Compensation Committee performance criteria. All restricted stock granted prior to 1999, except for restricted stock granted to Mr. Klimmek in 1998 under the terms of his prior employment agreement, will fully vest five (5) years from the date granted. In the case of the restricted stock granted to Mr. Klimmek in 1998, 20% of that restricted stock vests annually on each anniversary of the grant. Restricted stock granted in 1999 and 2000 vests at the rate of 13% per year on each anniversary of the grant. On the fifth anniversary of the grant, the remaining 48% of the stock will vest, provided the recipient remains an employee of the Company on that date. Much like stock options, restricted stock awards are utilized by the Company to provide an incentive to the employee, and to align the interests of the employee with those of the Stockholders by providing the employee with a financial interest in the Company. During 2000, the Company granted 142,576 shares of restricted stock. These grants included 21,526 shares of restricted stock granted to employees, including executive officers, under an election to acquire restricted stock by returning to the Company options with twice the equivalent value of each option using a Black-Scholes valuation.

SECTION 162(m)

     The Company intends that compensation paid to its executive officers will be deductible under Section 162(m) of the Internal Revenue Code.

                             Respectfully submitted,
                             THE COMPENSATION COMMITTEE

                             Martin I. Zankel (Chairman)
                             Anthony M. Frank
                             Thomas H. Nolan, Jr.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and any person who owns more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and greater than ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of copies of such reports furnished to the Company, the absence of a Form 3 or Form 5 or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) stockholders during the fiscal year ended December 31, 2000 were satisfied.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards and each of whom is financially literate as required by New York Stock Exchange rules. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the independent accountants' judgment about the quality, rather than just the acceptability, of the Company's accounting principles and underlying estimates in its financial statements. The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

AUDIT FEES

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our quarterly Reports on Forms 10-Q for the year ended December 31, 2000, were $101,300.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP did not render any information technology services to the Company during the year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services rendered by KPMG LLP during the year ended December 31, 2000, were $220,149. The audit committee has considered whether the other non-audit services are compatible with maintaining the auditor's independence.

                             Respectfully submitted,
                             THE AUDIT COMMITTEE

                             Anthony M. Frank (Chairman)
                             Anthony Downs
                             Thomas H. Nolan, Jr.

STOCK PRICE PERFORMANCE GRAPH

     The following line graph illustrates a six-year comparison of the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Index and the SNL Securities Corporate Performance Index Value of all publicly-traded real estate investment trusts ("REITs") holding greater than a 75% equity interest in their REIT-qualifying assets. The graph assumes that $100 was invested on December 31, 1995 in the Common Stock and the indices, and that all dividends were reinvested throughout the period.


                            TOTAL RETURN PERFORMANCE

                               [PERFORMANCE GRAPH]


                  SIX-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

                                                                YEAR ENDING
INDEX                                       12/31/95   12/31/96   12/31/97    12/31/98   12/31/99   12/31/00
---------------------------------------------------------------------------------------------------------------------------------
Bedford Property Investors, Inc.              100.00     133.41     176.19      146.21     162.17     221.09
S&P 500                                       100.00     122.86     163.86      210.64     254.97     231.74
SNL All Equity REITs                          100.00     135.95     163.67      135.42     128.07     161.23


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 15, 2001, with respect to directors, certain employees of the Company and each person who is known by the Company to own beneficially more than 5% of the shares of its Common Stock, and with respect to shares of Common Stock owned beneficially by all directors and officers of the Company as a group.

                                                                      NUMBER OF SHARES              PERCENT OF
NAME AND ADDRESS                                                     BENEFICIALLY OWNED                CLASS
---------------------------------------------------------------------------------------------------------------------------------
Capital Growth Management..............................................1,440,000                       7.86%
Peter B. Bedford.......................................................1,269,212   (1)                 6.93%
ICM Asset Management.....................................................912,375                       4.98%
Westfield Capital Management.............................................844,950                       4.61%
Heitman/PRA Securities Advisors, Inc.....................................764,571                       4.18%
Anthony Downs.............................................................86,410   (2)                    **
Anthony M. Frank..........................................................89,534   (2)                    **
Martin I. Zankel.........................................................104,694   (3)                    **
Thomas H. Nolan, Jr.......................................................75,000   (4)                    **
James R. Moore...........................................................149,960   (5)                    **
Hanh Kihara...............................................................70,831   (6)                    **
Dennis Klimmek............................................................83,130   (7)                    **
Anne Hoffman..............................................................53,050   (8)                    **
All directors and officers as a group (16 persons).....................2,169,235   (9)                11.85%

---------------------------------------------------------------------------------------------------------------------------------


**     Less than 1%.

(1) Includes 140,000 shares owned by Mr. Bedford's children (as to which Mr. Bedford has sole voting power and may be deemed to be the beneficial owner), 1,490 shares held in trust for Mr. Bedford's grandchildren, and 83,750 shares of Common Stock subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(2) Includes 50,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(3) Includes 8,991 partnership units convertible into 8,991 shares of Common Stock and 50,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(4) Includes 50,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(5) Includes 41,250 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(6) Includes 11,250 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(7) Includes 27,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(8) Includes 18,750 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2001.

(9) Includes 8,991 partnership units convertible into 8,991 shares of Common Stock and 417,750 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FUNDING OF ACQUISITION, DISPOSITION AND DEVELOPMENT COSTS

     Due to the Company's limited financial resources, its activities relating to the acquisition of new properties, sales of Company owned real estate and development of real property are currently performed by Bedford Acquisitions, Inc., ("Bedford Acquisitions"), a corporation wholly owned by Peter B. Bedford, the Company's Chairman and Chief Executive Officer, pursuant to a written contract dated January 1, 1995. The contract provides that Bedford Acquisitions is obligated to provide services to the Company with respect to the Company's acquisition, disposition, development and financing activities, and that Bedford Acquisitions is responsible for the payment of its expenses incurred in connection therewith. Such expenses include certain costs incurred by the Company on behalf of Bedford Acquisitions, including the cost of officers and directors insurance coverage under the Company's insurance policy. Bedford Acquisitions also paid one-half of Mr. Bedford's bonus ($100,000), one-half of Mr. Moore's bonus ($87,500), and all compensation paid to Mr. Klimmek and Ms. Hoffman in 2000. Bedford Acquisitions must submit to the Company a direct cost estimate for the Company's approval relating to each acquisition, disposition or development, setting forth the estimated timing and amount of all projected Bedford Acquisitions costs relating to the acquisition or financing. Pursuant to the contract, Mr. Bedford is obligated to make the payments of Bedford Acquisitions' expenses described above if Bedford Acquisitions fails to make any such payments in a timely fashion, provided that Mr. Bedford is not obligated to pay any such amounts exceeding $1 million or following a termination of Bedford Acquisitions' obligations based on the expiration or termination of the term of the contract. The contract provides that Bedford Acquisitions is to be paid a fee in an amount equal to the lesser of (i) (w) 1 1/2% of the purchase price of property acquisitions, plus (x) 1 1/2% of the sale price of dispositions, plus
(y) 1 1/2% of the amount of any loans (less any third-party commissions) plus
(z) 5% of the total costs paid on each development project, or (ii) an amount equal to (a) the aggregate amount of approved expenses funded by Bedford Acquisitions through the time of such acquisition or financing minus (b) the aggregate amount of fees previously paid to Bedford Acquisitions pursuant to such arrangement. In no event will the aggregate amount of fees paid to Bedford Acquisitions exceed the aggregate amount of costs funded by Bedford Acquisitions. The agreement with Bedford Acquisitions will expire on January 1, 2003 unless earlier terminated by the Company.

     For the year ended December 31, 2000, the Company had paid Bedford Acquisitions an aggregate of approximately $2,430,682 for acquisition, disposition and development activities performed pursuant to the foregoing arrangements which was approximately $1,565,447 less than the sum of 1.5% of the aggregate purchase price of acquired or sold properties and properties financed plus 5% of development costs. The Company believes that since the fees charged under the foregoing arrangements (i) have been and continue to be comparable to those charged by other sponsors of real estate investment entities or other third-party service providers and (ii) have been and continue to be charged only for services on acquired, sold, financed or developed properties, such fees were and continue to be properly includable in direct acquisition costs or financing costs and capitalized as part of the asset or financing activities. If the Company were to discontinue this arrangement, its acquisition, disposition and development activities would have to be paid by the Company, as incurred, out of cash from operations or borrowings and certain of such costs would be reflected as operating expenses in its statement of operations rather than being capitalized. For example, without the described arrangement with Bedford Acquisitions, the Company may have incurred substantial operating expenses relating to acquisition, sale, financing and development activities. If the Company had employed the same personnel and incurred the same expenses as Bedford Acquisitions, net income and Funds from Operations for the year ended December 31, 2000 each would have been reduced by approximately $1,789,088 (or $0.10 per common share assuming dilution) compared to the corresponding amounts actually reported for that period. The Company intends to discontinue this fee arrangement if and when its operating results permit it to sustain acquisition, disposition and development activities internally. However, the termination of this arrangement prior to that time would likely require the Company to decrease its acquisition, disposition and development efforts, which could have a material adverse effect on the Company's ability to grow.

OTHER TRANSACTIONS

     Martin I. Zankel, a member of the Board of Directors of the Company, and his associates provide legal services to the Company for which his firm was paid, in the aggregate, $5,854 in 2000.

INDEBTEDNESS OF MANAGEMENT

     In September 1995, the Company established a Management Stock Acquisition program, which program was modified by the Board in 2000. Under the program, options exercised by key members of management may be exercised and paid for with a note payable to the Company. Each note is due the earlier of nine years and nine months after the date of the option grant or within ninety days from termination of employment, with interest payable quarterly. Mr. Bedford, Mr. Moore and Ms. Kihara, all of whom are executive officers of the Company, have exercised options in the aggregate for 85,000, 50,000 and 12,750 shares of Common Stock, respectively, in exchange for notes totaling $1,081,300, $650,000 and $149,625, respectively. All of the notes are payable to the Company, bear interest at 7.5% per annum, are full recourse and are secured in part by a pledge to the Company of the Common Stock. As of February 28, 2001, $881,116, $511,817 and $136,258, was the principal amount outstanding, respectively, under the notes owed by Mr. Bedford, Mr. Moore and Ms. Kihara.

                                OTHER INFORMATION
     A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO DENNIS
KLIMMEK,   GENERAL   COUNSEL,  BEDFORD  PROPERTY  INVESTORS, INC., 270 LAFAYETTE
CIRCLE, LAFAYETTE, CA 94549.

                                  OTHER MATTERS

     The Board of Directors knows of no matter to be presented at the Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If, however, any other business should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion.

                              STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2002 must be received by the Company at its principal executive offices no later than March 10, 2002 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                        By Order of the Board of Directors,

                                        /s/ Dennis Klimmek
                                        --------------------------------------
                                        Dennis Klimmek
                                        Secretary

April 10, 2001

                                   APPENDIX A


                         CHARTER OF THE AUDIT COMMITTEE

                        BEDFORD PROPERTY INVESTORS, INC.

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Bedford Property Investors, Inc. (the "Company") will have the oversight responsibility, authority and specific duties described below.

PURPOSE
-------

     The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's outside auditors. It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company's independent auditors to audit those financial statements. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

MEMBERSHIP REQUIREMENTS
-----------------------

     The Committee will be comprised of the number of directors as determined by the Board from time to time, such number not to be less than three (3) directors, each of whom shall meet all applicable requirements of the New York Stock Exchange (the "Exchange") with respect to independence, financial literacy, accounting or related financial expertise, as well as any other matters required by the Exchange. The members of the Committee will be elected annually by the Board and will be listed in the annual report to the shareholders. The Board will elect one of the members of the Committee to serve as the Chairperson.

AUTHORITY
---------

     Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting as well as the internal controls of the company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

RESPONSIBILITIES
----------------

     The following are the general responsibilities of the Committee and are set forth only for its guidance. The Committee may diverge from these responsibilities and may assume other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes in compliance with applicable NYSE Audit Committee Requirements to the Board for approval.

     2. Review the Company's accounting and financial reporting controls with management and independent accountants. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

     3. Review significant accounting and reporting principals, practices and procedures applied by the Company in preparing its financial statements with the Company's management and independent accountants. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

     4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by them in determining the audit scope, including the major risk factors.
     5. Inquire as to the independence of the independent accountants and obtain from them, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee is responsible for actively engaging in dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and for recommending that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     6. Establish an arrangement with the independent accountants whereby they advise the Committee and management of any matters identified through procedures followed for interim quarterly financial statements, and that notification as required under standards for communication with audit committees is to be made prior to the related press release or, if not practicable, prior to filing Form 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

     7. At the completion of the annual audit, review the following with management and the independent accountants:

              o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.
              o Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.
              o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.
              o Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards
                  (SAS) 61, as amended by SAS 90, relating to the conduct of audit. Further, receive a written communication from the independent accountants concerning the quality of the Company's accounting principles, as outlined in SAS 61 and that they concur with management's representation concerning audit adjustments.

                  If deemed appropriate after such review and discussion,
              recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K

     8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement as an appendix every three years.

     9. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious".

     10. Recommend to the Board the selection, retention or termination of the Company's independent accounts.

     11. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

MEETINGS
--------

     The Committee will meet at least four times annually. Content of the agenda for each meeting should be cleared by the Committee Chairperson. The Committee is to meet in separate executive sessions with the Chief Financial Officer and independent accountants at least once each year and at other times when considered appropriate.

--------------------------------------------------------------------------------
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           5055
                                                                      -----

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

1. Election of Directors    FOR      WHITHHELD     Nominees:
  (See list to the right)   [ ]        [ ]         ---------
                                                   01. Peter B. Bedford
                                                   02. Anthony Downs
For, except vote withheld from the following       03. Anthony M. Frank
nominee(s):                                        04. Thomas H. Nolan Jr.
                                                   05. Martin I. Zankel, Esq.
   ------------------------------------------

2. Proposal to ratify the appointment of KPMG       FOR    AGAINST     ABSTAIN
LLP as independent accountants, for the fiscal      [ ]      [ ]         [ ]
year ending December 31, 2001.

Check this box if you have comments or a change              [ ]
of address and use the back of this card.

Check this box if you wish to, attend and vote at            [ ]
the meeting.

SIGNATURE(S)                                                 DATE
            -------------------------------------------------    ---------------

NOTE: Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint partnership, all co-owners must sign. Please sign, date, and return promptly.

--------------------------------------------------------------------------------

Detach Proxy Card Here If You Are Voting by Mail and Return in Enclosed Envelope





         BEDFORD PROPERTY INVESTORS, INC.- ANNUAL MEETING - MAY 17, 2001

                     BEDFORD OFFERS PHONE OR INTERNET VOTING
                          24 hours a day, 7 days a week

--------------------------------------------------------------------------------
On a touch-tone phone. call toll-free 1- 877-779-8683. You will hear these instructions:
--------------------------------------------------------------------------------

        o Enter the last four digits from your social security number.
        o Enter the control number from the box above, just below the perforation.
        o You will then have two options:
          OPTION 1:         To vote as the Board of Directors recommends on all
                            two proposals; or
          OPTION 2:         to vote on each proposal separately.
        o Your vote will be repeated to you and you will be asked to confirm it.

--------------------------------------------------------------------------------
Log onto the Internet and type: http://www.eproxyvote.com/bed
--------------------------------------------------------------------------------

        o Have your proxy card ready and follow the instructions.
        o You will be able to elect to receive future mailings via the Internet.

Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares the same extent as if you marked, signed, dated and returned the proxy card.

  IF YOU HAVE VOTED BY PHONE OR INTERNET, PLEASE DO NOT RETURN THE PROXY CARD.
                              THANK YOU FOR VOTING!

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P                       OF BEDFORD PROPERTY INVESTORS, INC.

   The undersigned, whose signature appears on the reverse, hereby appoints
R DENNIS KLIMMEK and HANH KIHARA, and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Common Stock of Bedford Property Investors, Inc., which the undersigned would
O be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 17, 2001, and at any and all adjournments thereof, on all matters that may properly come before the meeting.
X
   Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of items 1 and 2.
Y
   To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

   If you have any comments or a change of address, mark the appropriate box on
                                                    ---------------------------
   the reverse side and use the following space:
   ----------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN
        AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILING PLUS HELP
                     THE COMPANY AVOID ADDITIONAL EXPENSES.





Detach Proxy Card Here If You Are Voting by Mail and Return in Enclosed Envelope
--------------------------------------------------------------------------------